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                                                                      EXHIBIT 21

                 SUBSIDIARIES AND AFFILIATES OF EEX CORPORATION
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                               EEX Operating LLC
                               EEX Operating L.P.
                                EEX Capital Inc.
                             Enserch Offshore, Inc.
                     Enserch International Oil & Gas, Inc.
                            EEX International, Inc.
                         DALEN Resources California Co.
                           Corpus Christi Energy Co.
                        Corpus Christi Hydrocarbons Co.
                         Enserch (UK) Oil & Gas Limited
                             Enserch Far East Ltd.
                              Enserch India, Inc.
                             Enserch Malaysia Ltd.
                            Enserch Middle East Ltd.
                                EEX Asahan Ltd.
                     Enserch International Exploration Ltd.